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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

VIASYS HEALTHCARE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16121	04-3505871
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

(610) 862-0800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

        On April 21, 2005, VIASYS Healthcare Inc. (the "Company") notified the banks that are parties to the Company's $60 million three-year revolving credit agreement (the "Existing Credit Agreement"), dated as of May 31, 2002, between the Company, the banks party thereto, ABN AMRO Bank N.V., as administrative agent, and Bank of America, N.A. and Key Corporate Capital Inc., as co-syndication agents, of its intention to terminate the Existing Credit Agreement. The notice was provided in anticipation of the Company entering into a new revolving credit agreement on or about May 2, 2005 (the "Effective Date). The Existing Credit Agreement would terminate immediately prior to the establishment of the new facility. The Company does not expect to incur any material early termination penalties in connection with this termination.

        The Existing Credit Agreement expires on May 31, 2005. Up to $10 million of the $60 million is available for standby letters of credit, and the rest is available as revolving credit loans. Under the Existing Credit Agreement, there are options under which the Company can borrow funds which determine the interest rate that will be charged. These options include borrowings at the London Interbank Borrowing Rate ("LIBOR") plus a spread or at the prime rate plus a spread. Under the LIBOR option, the interest rate depends on the term selected which can be no more than one year, and is fixed for that term. Under the prime rate option, the interest fluctuates based on the prime rate during the period over which any amount is outstanding under that option. The Existing Credit Agreement includes certain debt covenants which limit the Company's debt to a maximum of 2.5 times earnings before interest, taxes and depreciation and amortization ("EBITDA"), require a minimum EBITDA to interest expense ratio of 4.0, limit aggregate annual capital expenditures to $20,000,000 and require a minimum stockholders' equity balance. In addition, certain of the Company's assets are pledged as collateral. The Company is required to pay a quarterly commitment fee at an annual rate of .35% on the unused portion of the facility.

        The Company had no outstanding revolving credit loans as of April 26, 2005 and does not expect to establish any revolving credit loans prior to the Effective Date. In addition, the Company had less than $2 million of standby letters of credit outstanding as of April 26, 2005 and expects to provide cash collateral or terminate these letters of credit prior to the Effective Date.

        The Company maintains ordinary banking and investment banking relationships with various members of the banks that are parties to the Existing Credit Agreement and their affiliates.

Cautionary Note Regarding Forward-Looking Statements

        This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 regarding our expectations regarding terminating the Existing Credit Agreement and entering into a replacement facility, our expectations regarding incurring early termination penalties and our expectations regarding additional borrowings. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations, including our ability to complete negotiations and enter into definitive documentation regarding a replacement facility and certain other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended January 1, 2005, which is on file with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC. (Registrant)
Date: April 26, 2005
	By:	/s/ MARTIN P. GALVAN
		Name:	Martin P. Galvan
		Title:	Senior Vice President, Chief Financial Officer, Director of Investor Relations

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